                                                Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-227231) and Form S-8 (No. 333-197778, No. 333-204421, No. 333-210867, No. 333-218937, No. 333-225827, No. 333-232399, No. 333-233573, No. 333-233574, No. 333-233573, and No. 333-239436) of HealthEquity, Inc. of our report dated March 31, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, UT
March 31, 2021